United States
Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  October 16, 2006

SIGNALIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-111683 (Commission File Number)	87-0441351 (I.R.S. Employer Identification No.)

531 Main Street
Suite 301
Greenville, South Carolina 29601
(864) 233-2300

 (Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signalife, Inc. (“we”, “our company” or “Signalife”) files this report on Form 8-K to report the following transactions or events:

Section 3 — Securities and Trading Markets

Item 3.02.

Unregistered Sales of Equity Securities

Commencing October 16, 2006, we have closed, or have received funds and are in the process of closing, several private placements to accredited institutional investors pursuant to which we have (1) received $2,500,000 from an existing shareholder and its affiliated funds, and (2) are entitled to receive from escrow an additional $580,000 in funds from four new shareholders (“new shareholders”) upon satisfaction of pre-conditions, through the sale of a total of 2,207,886 common shares priced at $1.55 per share, together with five-year warrants entitling the holders to purchase a total of 883,155 common shares at $2.23 per share.  As part of the transaction, we agreed to file a registration statement with the SEC within 20 days to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.83 per should we fail to file the registration statement on a timely basis.  Maxim Partners, LLC acted as placement agent with respect to procuring the new shareholders, and may, under certain circumstances, be entitled to a cash commission equal to 7.5% of the proceeds raised from the new shareholders, plus five-year warrants priced at $1.55 per warrant entitling it to purchase 10% of the securities sold to such new shareholders.  We are waiting final investment decisions from several additional investors on the same terms, but will not discuss investments with any other investors. The aforesaid disclosure does not constitute an offer to sell or the solicitation of an offer to buy securities.

The offer and sale of the common shares and warrants was exempt from the registration requirements under Section 5 of the Securities Act of 1933 pursuant to SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act insofar as:  (1) the investors were accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (4) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  No underwriting discounts or commissions were payable with respect to the offering or sale of the securities.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Greenville, South Carolina, this 18th day of October, 2006.

SIGNALIFE, INC., a Delaware corporation
By:	/s/ Pamela Bunes
Pamela Bunes Chief Executive Officer and President (principal executive officer)